MELT, INC. BEGINS TRADING ON

OVER-THE-COUNTER BULLETIN BOARD

Temecula, CA, June 29, 2005 – Melt, Inc. (OTCBB: MLTC) (the “Company”) announces that its shares have been approved for unpriced quotation on the National Association of Securities Dealers Inc. Over-the-Counter Bulletin Board effective June 27, 2005 under the trading symbol, MLTC. In addition, the Company’s website, www.meltgelato.com, is now operational.

To find out more about Melt, Inc. (OTCBB : MLTC), visit

our website at www.meltgelato.com

FOR FURTHER INFORMATION:

Clive Barwin

President, Chief Executive Officer

and Secretary

45320 Corte Palmito

Temecula, CA 92592

Telephone: (310) 601-7907

Fax: (310) 601-7906